Exhibit 10.4

THIS OPTION AND THE SECURITIES ISSUABLE ON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS. THIS OPTION MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS DESCRIBED IN THIS OPTION.

MEREDITH CORPORATION

OPTION TO PURCHASE CLASS A COMMON STOCK

Option No. 1	January 31, 2018 (the “Issue Date”)

Meredith Corporation, an Iowa corporation (the “Company”), for value received, certifies and agrees (this option and any other options delivered in substitution or exchange herefor as provided herein, this “Option”) that KED MDP Investments, LLC, a Delaware limited liability company (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company 875,000 duly authorized, validly issued, fully paid and nonassessable shares of Class A Common Stock (such shares, subject to adjustment as provided herein, the “Option Shares”) for $70.50 per Option Share (the “Exercise Price”). Except as otherwise defined herein, capitalized terms in this Option have the meanings set forth in Section 21. This Option has been issued pursuant to the terms of the Series A Securities Purchase Agreement.

1. Term. Subject to the terms and conditions hereof, the Holder may exercise this Option for all or any part of the Option Shares at any time or from time to time after the Issue Date until the Expiration Date (the “Exercise Period”).

2. Exercise.

2.1 Method of Exercise. This Option may be exercised by the Holder, in whole or in part:

(a) by surrendering (i) this Option and (ii) a duly executed Notice of Exercise in the form of Exhibit A attached hereto (the “Notice of Exercise”) to the Company (or its agent) via delivery in accordance with Section 15; and

(b) by:

(i) instructing the Company to withhold a number of Option Shares then issuable upon exercise of this Option equal to (A) the Aggregate Exercise Price divided by (B) the Per Share Price;

(ii) surrendering to the Company a number of Option Shares previously acquired by the Holder equal to (A) the Aggregate Exercise Price divided by (B) the Per Share Price; or

(iii) any combination of the foregoing.

In the event of any withholding of Option Shares pursuant to this Section 2.1(b) in which the number of shares whose value is equal to the Aggregate Exercise Price is not a whole number, the Company will withhold a fraction of an Option Share such that the value of the total number of shares (including such fraction of an Option Share) equals the Aggregate Exercise Price.

2.2 Exercise Date.

(a) Each exercise of this Option will be deemed to have been effected immediately prior to the close of business on the day (i) on which the Notice of Exercise pursuant to Section 2.1 is deemed to be delivered pursuant to Section 16, or (ii) if a later date is specified in the Notice of Exercise, such later date, but in any event, if a Competition Law Filing is required to permit the Holder to exercise this Option for Option Shares in compliance with applicable Law, not earlier than the date that all applicable waiting periods have expired or been terminated or required approvals have been received; provided that in such instance the Expiration Date shall automatically be extended until the day following the expiration or termination of any such applicable waiting periods (each such date, an “Exercise Date”).

(b) At such time, each Person in whose name any certificates for Option Shares are issuable upon such exercise as provided in Section 2.3 will become a holder of record of the Option Shares represented by such certificates (or such lesser number of Option Shares as specified in the applicable Notice of Exercise). If the Holder determines that no Competition Law Filings are required, on or prior to the Exercise Date, the Holder shall provide a written representation to the Company that (i) the Holder’s holdings of voting securities of the Company after the exercise of the Option will be below the then applicable size-of-transaction threshold under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and the rules and regulations promulgated thereunder or (ii) the Holder will hold the voting securities solely for the purpose of investment, in accordance with 15 U.S.C. §18a(c)(9) and 16 CFR 802.9.

2.3 Certificates and New Options. As soon as practicable after an Exercise Date (and in any event within five Business Days thereafter), the Company, at its expense, will cause to be issued in the name of, and delivered to, the Holder, or otherwise as the Holder may direct (subject to Section 5):

(a) a certificate or certificates for the number of shares of Class A Common Stock to which the Holder is entitled upon such exercise (it being agreed that each certificate so delivered will be in such denominations of shares of Class A Common Stock as may be requested by the Holder) or, in lieu of certificates, maintaining the Option Shares’ inclusion in the book entry settlement system of DTC if the Company is then a participant in such system; and

(b) if such exercise is in part only, a new Option or Options substantially identical in form hereto for the purchase of a number of Option Shares equal to the difference of the number of Option Shares subject to this Option less the number of Option Shares that are issued to the Holder pursuant to such partial exercise.

2.4 Conditional Exercise. Notwithstanding the foregoing, if an exercise of any portion of this Option is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock, or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case the Exercise Date will be the date of such consummation and such exercise will not be deemed to be effective until immediately prior to such consummation on the Exercise Date.

2.5 Ownership Cap.

(a) Notwithstanding anything herein to the contrary, unless and until the Company obtains the Shareholder Approval, the Company shall not issue to the Holder any Option Shares to the extent such Option Shares, after giving effect to such issuance and when added to the number of shares of Class A Common Stock issued and issuable upon conversion of the Series A Preferred Stock or exercise of the Warrant, would (a) exceed 19.9% of the number of shares of Common Stock outstanding as of the date of the Closing Date (the “Maximum Aggregate Ownership Amount”) or (b) exceed 19.9% of the total voting power of the Company’s securities outstanding as of the date of the Closing Date that are entitled to vote on a matter being voted on by holders of the Common Stock (the “Maximum Aggregate Voting Amount”).

(b) For purposes of this Section 2, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(c) If any attempted exercise of this Option would result in the issuance of Option Shares exceeding the Maximum Aggregate Ownership Amount or the Maximum Aggregate Voting Amount, and the Company has not obtained the Shareholder Approval prior to the time of such exercise (the “Excess Condition”), then the Company will issue to the Holder such number of Option Shares as may be issued below the Maximum Aggregate Ownership Amount or Maximum Aggregate Voting Amount, as the case may be, and this Option will be deemed to have not been exercised with respect to the remaining portion of the Option Shares (the “Excess Shares”). Notwithstanding anything to the contrary contained in this Option, if the Excess Condition exists as of the Expiration Date, the Expiration Date will be extended until the date that is 30 days after the Excess Condition no longer exists.

(d) Prior to the first annual meeting of shareholders of the Company to occur following the fourth anniversary of the Closing Date (the “Shareholder Meeting”), the Company will provide each holder of Common Stock or other securities entitled to vote at such meeting a proxy statement meeting the requirements of Section 14 of the Exchange Act and the related rules and regulations promulgated thereunder (the “Proxy Statement”) soliciting each such shareholder’s affirmative vote at the Shareholder Meeting for approval of resolutions approving the Company’s issuance of the Option Shares and Class A Common Stock issuable upon conversion of the Series A Preferred Stock or exercise of the Warrant in excess of the Maximum Aggregate Ownership Amount and Maximum Aggregate Voting Amount in accordance with their respective terms (the “Shareholder Approval”) in accordance with applicable rules and regulations of the New York Stock Exchange (or any other applicable successor entity), the Articles of Incorporation, the Company’s bylaws and applicable Iowa and New York law, and the Company shall use its reasonable best efforts to solicit its shareholders’ approval of such resolutions and to cause the Board to recommend to the shareholders that they approve such resolutions. If any Option Shares are issued prior to the time the Shareholder Approval is obtained, such Option Shares will not be voted in connection with any subsequent meeting of shareholders of the Company, to the extent owned by Holder at such time, to obtain the Shareholder Approval in accordance with applicable rules and regulations of the New York Stock Exchange.

(e) The Proxy Statement shall be in a form reasonably acceptable to the Holder and accordingly, the Company shall provide the Holder and a single counsel designated by the Holder with reasonable opportunity to review and comment on the relevant portions of the Proxy Statement. The Company shall keep the Holder apprised of the status of matters relating to the Proxy Statement and the Shareholder Meeting, including promptly furnishing the Holder and its counsel with copies of notices or other communications related to the Proxy Statement, the Shareholder Meeting or the transactions contemplated hereby received by the Company from the Securities and Exchange Commission or the New York Stock Exchange.

(f) If, despite the Company’s best efforts, Shareholder Approval is not obtained at the Shareholder Meeting, the Company shall, unless otherwise agreed in writing by the Holder, cause an additional meeting of shareholders of the Company to be held every six months thereafter until the Shareholder Approval is obtained, and the Company will hire a reputable proxy solicitor for the purpose of pursuing such approval.

3. Shares to be Fully Paid; Reservation of Shares. The Company represents, warrants, covenants and agrees that:

(a) this Option is, and any Option issued in substitution for or replacement of this Option will be, upon issuance, duly authorized and validly issued;

(b) all Option Shares issued upon the exercise of this Option will, upon issuance, be validly issued, fully paid and nonassessable, and free from preemptive or similar rights and free from all taxes, liens and charges with respect thereto (other than liens and charges arising solely from the actions and circumstances of the Holder or holder of such Option Shares);

(c) the Company will at all times during the Exercise Period have authorized, and reserved, free from preemptive or similar rights and solely for the purpose of effecting the exercise of this Option, out of its authorized but unissued Class A Common Stock, a sufficient number of shares of Class A Common Stock to provide for the exercise of the rights represented by this Option, which shares have not been subscribed for or otherwise committed to be issued;

(d) the Company will take all such action as may be necessary to ensure that the par value per Option Share will at all times during the Exercise Period be less than or equal to the applicable Exercise Price;

(e) the Company will take all such actions as may be necessary to ensure that all such Option Shares are issued without violation by the Company of any applicable Law or any requirements of any securities exchange upon which shares of Common Stock or other securities constituting Option Shares may be listed at the time of such exercise (except for official notice of issuance which will be immediately delivered by the Company upon each such issuance);

(f) the Company will use its best efforts to cause the Option Shares, immediately upon such exercise, to be listed on any securities exchange upon which shares of Class A Common Stock or other securities constituting Option Shares are listed at the time of such exercise; and

(g) the Company will pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of Option Shares upon exercise of this Option; provided, however, that in the event that Option Shares are to be issued in a name other than the name of the Holder, the Company may, as a condition thereto, require the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

4. Adjustment. To prevent dilution of the exercise rights granted under this Option, the number of Option Shares issuable upon exercise of this Option will be subject to adjustment from time to time as set forth in this Section 4 (in each case, after taking into consideration any prior adjustments pursuant to this Section 4).

4.1 Adjustment to Number of Option Shares Upon Subdivision or Combination of Class A Common Stock.

(i) If Company at any time subdivides (by stock split, recapitalization or otherwise) its outstanding number of shares of Class A Common Stock into a greater number of shares of Class A Common Stock, the number of Option Shares issuable upon exercise of this Option immediately prior to any such subdivision shall be proportionately increased.

(ii) If Company at any time combines or reclassifies (by reverse stock split, combination or otherwise) its outstanding number of shares of Class A Common Stock into a smaller number of shares of Class A Common Stock, the number of Option Shares issuable upon exercise of this Option immediately prior to such combination shall be proportionately decreased.

(iii) Any adjustment under this Section 4.1 shall be conditioned on, and become effective immediately upon, the effectiveness of the subdivision or combination.

4.2 Business Combination. In the event of any Business Combination, (i) this Option will, immediately after such Business Combination, remain outstanding and thereafter, in lieu of or in addition to (as the case may be) the number of Option Shares then exercisable under this Option, be exercisable for the kind and number of shares of stock or other securities or assets of the Company or of the successor Person (including cash) resulting from such Business Combination to which the Holder would have been entitled upon such Business Combination if the Holder had exercised this Option in full immediately prior to the time of such Business Combination and acquired the applicable number of Option Shares then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Option) and (ii) in such case, appropriate adjustment (in form and substance satisfactory to the Holder) will be made with respect to the Holder’s rights under this Option to ensure that the provisions of this Section 4 are thereafter applicable, as nearly as possible, to this Option in relation to any shares of stock, securities or assets thereafter acquirable upon exercise of this Option. The Company will not effect any Business Combination described in this Section 4.2 unless either, prior to the consummation thereof, the successor Person (if other than the Company) resulting from such Business Combination, will assume, by written instrument substantially similar in form and substance to this Option and satisfactory to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets that, in accordance with this Section 4, the Holder will be entitled to receive upon exercise of this Option, or upon consummation thereof, the Holder will be entitled to receive the same kind and number of shares of stock or other securities or assets (including cash) resulting from such Business Combination as the Holder would have been entitled upon such the Business Combination if the Holder had exercised this Option in full immediately prior to the time of such Business Combination and acquired the applicable number of Option Shares then issuable hereunder (assuming exercise pursuant to Section 2.1(b)). Notwithstanding anything to the contrary contained herein, with respect to any Business Combination, the Holder will have the right to elect prior to the consummation of such Business Combination, to give effect to the exercise rights contained in Section 2 instead of giving effect to the provisions contained in this Section 4.2 with respect to this Option.

4.3 Certain Events. If any event of the type contemplated by Section 4.1 or 4.2 but not expressly provided for by this Section 4 occurs, then the Board and the Holder will jointly determine in good faith an appropriate adjustment in the number of Option Shares issuable upon exercise of this Option so as to protect the rights of the Holder in a manner consistent with this Section 4.

4.4 Adjustment to Exercise Price. In connection with any adjustment described in this Section 4, the Exercise Price per Option Share shall be automatically adjusted so that the aggregate Exercise Price for all outstanding Option Shares as of immediately prior to such adjustment shall equal the aggregate Exercise Price for all outstanding Option Shares as of immediately following such conversion.

4.5 Certificates. As promptly as practicable following any adjustment of the number of Option Shares issuable upon the exercise of the Option (but in any event not later than five Business Days thereafter), the Company will furnish to the Holder a certificate reasonably satisfactory to the Holder executed by a duly authorized officer thereof (i) certifying the Exercise Price then in effect and the number of Option Shares or the amount, if any, of other shares of stock, securities or assets then issuable upon exercise of the Option and (b) setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

4.6 Notices. In the event, prior to the earlier of the Expiration Date and the date on which this Option has been exercised in full, (a) that the Company sets a record date (or a record date will otherwise occur) for any (i) dividend or other distribution, (ii) vote at a meeting (or action by written consent), (iii) right to subscribe for or purchase any shares of capital stock of any class or any other securities or (iv) right to receive any other security or right in or to a security or (b) of a potential Business Combination or the voluntary or involuntary dissolution, liquidation or winding up of the Company, then the Company will send or cause to be sent to the Holder at least 15 days prior to the applicable record date or the expected effective date, as applicable, for the event described above, a written notice in accordance with Section 16 specifying, as applicable, (A) the record date for such dividend, distribution, meeting or consent or other right or action and a description of such dividend, distribution or other right or such action to be taken at such meeting or by written consent or (B) the effective date on which such Business Combination or dissolution, liquidation or winding up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company will close or a record will be taken with respect to which the holders of record of Class A Common Stock (or such other capital stock or securities at the time issuable upon exercise of the Option) will be entitled to exchange their shares of Class A Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such Business Combination or dissolution, liquidation or winding up, and the amount per share and character of such exchange applicable to the Option and the Option Shares. To the extent the Company discloses any of these matters to its stockholders by means of a press release or SEC filing, the Company’s notice obligations to the Holder under this Section 4.6 will be deemed satisfied.

4.7 Successive Adjustments. Any adjustments made pursuant to this Section 4 will be made successively whenever an event referred to in this Section 4 occurs.

5. Option Register; Transfer.

5.1 Option Register. The Company will keep and properly maintain at its principal executive office books and records for the registration of this Option and any transfers thereof. The Company (i) may deem and treat the Person in whose name this Option is registered on such books as the Holder thereof for all purposes and (ii) will not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of this Option effected in accordance with the provisions hereof.

5.2 Option Transfer. This Option is freely transferable (a) upon surrender of this Option to the Company at its then principal executive offices with a properly completed and duly executed option transfer agreement in the form attached hereto as Exhibit B, (b) subject to compliance with applicable securities Laws (including the Securities Act and any applicable state securities or “blue sky” laws), and (c) with the prior written consent of the Company, which consent will not be unreasonably conditioned, delayed or withheld; provided (i) any conditioning, delaying or withholding of consent to a proposed transfer to an Activist Fund or any transferee that is primarily engaged in television broadcasting or print or digital media publishing will not be deemed to be unreasonable and (ii) no prior written consent is required with respect to a transfer to an Affiliate of the transferring Holder so long as such Affiliate is not primarily engaged in television broadcasting or print or digital media publishing (except that the requirements with respect to such businesses will not apply to the extent the Company is not engaged in such businesses as of the time of the transfer) and such Affiliate is not an Activist Fund. Upon request of a Holder, the Company will use reasonable best efforts to assist such Holder in any sale without registration of all or any portion of this Option (a “Resale”) under the Securities Act in accordance with applicable securities Laws including any sale under any of Rule 144, Rule 144A or Regulation S promulgated under the Securities Act. The Company will cooperate with and assist each such Holder in connection with any Resale by such Holder, including, subject to prospective purchasers’ execution of a customary confidentiality agreement in a form acceptable to the Company, by (A) providing direct contact between its senior management and advisors and prospective purchasers, (B) responding to reasonable inquiries of, and providing answers to, prospective purchasers, (C) providing assistance in completion of the prospective purchasers’ reasonable due diligence review, (D) hosting one or more meetings of prospective purchasers at the Company’s facilities or such other location selected by the Company (provided that the Company shall not be required to host more than two of such meetings with respect to any single prospective purchaser) and (E) providing all reasonable information and access required or advisable to comply with applicable securities Laws. Upon such compliance, surrender and delivery, the Company will (1) execute and deliver a new Option or Options in the name of the transferee or transferees and in the denominations specified in such instrument of transfer, (2) issue to the transferor a new Option evidencing the portion of this Option, if any, not so transferred and (3) promptly cancel this Option.

5.3 Option Share Transfer.

(a) All Option Shares issuable upon exercise of this Option will be freely transferable subject to registration pursuant to the Registration Rights Agreement and compliance with applicable securities Laws. Subject to the Registration Rights Agreement, the Company will take all action necessary to ensure all Option Shares are, upon issuance hereunder, freely transferrable by the holder thereof. Compliance by the Company with its obligations under the Registration Rights Agreement and the other provisions of this Option will satisfy the Company’s obligations under this Section 5.3(a).

(b) Upon request of a Holder of Option Shares, the Company will use reasonable best efforts to assist such Holder in any sale of all or any portion of any Option Shares owned by such Holder (a “Share Resale”) under the Securities Act in accordance with applicable securities Laws, including any sale under any of Rule 144, Rule 144A or Regulation S promulgated under the Securities Act, including (i) maintaining the Option Shares’ inclusion in the book entry settlement system of DTC, (ii) complying with all obligations set forth in the Company’s representations letter to DTC relating to such inclusion and (iii) maintaining appropriate CUSIP numbers for the Option Shares. The Company will cooperate with and assist each such holder in connection with any Share Resale by such Holder, including by (A) providing direct contact between its senior management and advisors and prospective purchasers, (B) responding to reasonable inquiries of, and providing answers to, prospective purchasers, (C) providing assistance in completion of the prospective purchasers’ reasonable due diligence review, (D) hosting one or more meetings of prospective purchasers at the Company’s facilities or such other location selected by the Company (provided that the Company shall not be required to host more than two of such meetings with respect to any single prospective purchaser) and (E) providing all reasonable information and access required or advisable to comply with applicable securities Laws.

(c) Any certificate representing Option Shares issued during the applicable one-year holding period required by Rule 144 (the “Rule 144 Holding Period”) will bear a customary restrictive legend, and will be subject to the restrictions set forth therein (provided, that that the Company will use its reasonable best efforts to remove such legend once the Rule 144 Holding Period has lapsed or as is otherwise available in connection with a transfer of the applicable Option Shares), and any certificate representing Option Shares issued following the Rule 144 Holding Period will bear such legend only if the Company determines in good faith that the Rule 144 resale requirements have not been met (provided, that the Company will use its reasonable best efforts to remove such legend as soon as possible thereafter).

6. [Reserved.]

7. Holder Not Deemed a Shareholder; Limitations on Liability. Prior to the issuance to the Holder of the Option Shares to which the Holder is then entitled to receive upon the exercise of this Option in accordance with the terms hereof, the Holder (in its capacity as such) will not be entitled to vote or be deemed the holder of shares of capital stock of the Company for any purpose, and nothing in this Option will be construed to confer upon the Holder (in its capacity as such) any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any Business Combination or issuance or reclassification of stock), receive notice of meetings, receive dividends or subscription rights, or otherwise. Nothing in this Option will be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Option or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company, creditors of the Company or any other third Persons.

8. Effect of Violation. Any action or attempted action by the Company in violation of this Option will be null and void ab initio and of no force or effect whatsoever.

9. Replacement of Option. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Option and (in the case of loss, theft or destruction) upon delivery of a customary indemnity agreement or (in the case of mutilation) upon surrender and cancellation of this Option, the Company will issue, in lieu thereof, a new Option of the same tenor and date.

10. Competition Law Filings. Upon at least 15 Business Days’ notice, at the request of the Holder, the Company will, in consultation and cooperation with the Holder, file or submit, and assist the Holder with any filing, submission or notification it makes, in connection with the exercise of this Option (alone or in conjunction with the exercise of any options held by the Holder) with or to any governmental entity any filing, report or notification necessary or advisable in connection with any antitrust, competition or merger control Law applicable to such exercise, including the notification and report form, if any, required to be filed with the U.S. Federal Trade Commission (the “FTC”) and the U.S. Department of Justice (the “DOJ”) under the HSR Act (such applicable Laws, collectively, “Competition Laws,” and such filings and submissions, collectively, the “Competition Law Filings”). Any such Competition Law Filings made by each of the Holder and the Company will be in substantial compliance with the requirements of the Competition Laws. Each of the Holder and the Company will use its reasonable best efforts, and cooperate with each other, to obtain as promptly as practicable all approvals, authorizations, terminations of applicable periods and clearances in connection with the Competition Law Filings, including (a) cooperating and consulting with each other and furnishing to each other or each other’s counsel information and reasonable assistance as each may request in connection with the preparation of any Competition Law Filing, (b) giving the other reasonable prior notice of, and the opportunity to review and discuss in advance (including considering in good faith the views of the other), any such Competition Law Filings to be made and, to the extent reasonably practicable, of any communication with, or any responses to inquiries or requests for additional information from, the FTC, the DOJ and any other governmental entity regarding such Competition Law Filings or the transactions contemplated by this Option, (c) permitting the other or the other’s counsel to participate in all communications and meetings with any governmental entity to the extent not prohibited by such governmental entity and (d) subject to clauses (b) and (c) of this Section 10, responding as promptly as practicable to all requests of any governmental entity and providing all requested information to such governmental entity. The Company will pay any expenses associated with, and any filing fees required under the Competition Laws in connection with, the Competition Law Filings.

11. Entire Agreement; Parties in Interest. This Option, the Series A Securities Purchase Agreement, the Registration Rights Agreement and the Series A Investors Rights Agreement constitute the entire agreement of, and supersede all other prior agreements and understandings (both written and oral and including, without limitation, that certain commitment letter and fee letter relating to the terms hereof) between, the parties hereto with respect to the subject matter hereof. In the event of any inconsistency between this Option, the Series A Securities Purchase Agreement and the Series A Investors Rights Agreement with respect to the subject matter hereof, this Option will control. This Option will be binding upon and inure solely to the benefit of the Company and the Holder and their respective successors and permitted assigns, and nothing in this Option, express or implied, is intended to or will confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Option.

12. Governing Law. This Option, and all Proceedings (whether based in contract, tort or statute) that may be based upon, arise out of or relate to this Option or the negotiation, execution or performance of this Option, will be governed by and construed and enforced in accordance with the Laws of the State of New York without regard to the Laws of the State of New York or any other jurisdiction that would call for the application of the substantive Laws of any jurisdiction other than the State of New York.

13. Jurisdiction. Each of the Company and the Holder hereby irrevocably and unconditionally, for itself and its property, submits to the exclusive jurisdiction of any New York State court or Federal court of the United Stated of America sitting, in each case in the Borough of Manhattan in New York City, and any appellate court from any thereof (such courts in such jurisdictional priority, the “Forum”), in any Proceeding (whether based in contract, tort or statute) based upon, arising out of or relating to this Option or the negotiation, execution or performance of this Option, or any transaction contemplated hereby, and agrees that all claims in respect of such Proceeding may be heard and determined in the Forum, and each of the Company and the Holder hereby irrevocably and unconditionally (a) agrees not to commence any such Proceeding except in the Forum, (b) agrees that any claim in respect of any such Proceeding may be heard and determined in the Forum, (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in the Forum, and (d) waives, to the fullest extent it may legally and effectively do so, the defense of an inconvenient forum to the maintenance of such Proceeding in the Forum. Each of the Company and Holder hereby agrees that service of summons, complaint or other process in connection with any Proceedings contemplated hereby may be made by registered or certified mail addressed to such Person at the address specified pursuant to Section 16, and that service so made will be effective as if personally made in the State of New York.

14. Waiver of Jury Trial. EACH OF THE COMPANY AND THE HOLDER IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG SUCH PERSONS ARISING OUT OF OR RELATING TO THIS OPTION OR THE TRANSACTIONS CONTEMPLATED HEREBY.

15. Remedies.

(a) Remedies Cumulative. All remedies available under this Option, at Law, in equity or otherwise will be deemed cumulative and not alternative or exclusive of other remedies, and the exercise by any party hereto of a particular remedy will not preclude the exercise of any other remedy.

(b) Injunctive Relief. The Company acknowledges and agrees that the Holder would be irreparably damaged if any of the provisions of this Option are not performed in accordance with their specific terms and that any breach of this Option by the Company could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which the Holder may be entitled, at Law or in equity, it will be entitled to enforce any provision of this Option by a decree of specific performance and temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Option, without posting any bond or other undertaking.

16. Notice.

(a) Any notice or other communication required or permitted to be delivered to any party under this Option will be in writing and delivered by (i) email or (ii) overnight delivery via a national courier service to the following email address or physical address, as applicable:

If to the Company, to:

Meredith Corporation

1716 Locust Street

Des Moines, Iowa 50309-3023

Attention: John S. Zieser

with a copy (which will not constitute notice) to:

Cooley LLP

1299 Pennsylvania Avenue, NW, Suite 700

Washington, DC 20004

Attention: J. Kevin Mills

Email: kmills@cooley.com

If to the Holder, to:

KED MDP Investments, LLC

c/o Koch Equity Development LLC

4111 East 37th Street North

Wichita, Kansas 67220

Attention: Brett Watson; Matthew Hewitt; Adam Schaeffer

Email: brett.watson@kochind.com; matthew.hewitt@kochind.com;

adam.schaeffer@kochps.com

with a copy (which will not constitute notice) to:

Jones Day

1420 Peachtree Street

Atlanta, Georgia 30309

Attention: Bryan E. Davis

Email: bedavis@jonesday.com

(b) Notice or other communication pursuant to Section 16(a) will be deemed given or received when delivered, except that any notice or communication received by email transmission on a non-Business Day or on any Business Day after 5:00 p.m. addressee’s local time or by overnight delivery on a non-Business Day will be deemed to have been given and received at 9:00 a.m. addressee’s local time on the next Business Day. Any party may specify a different address, by written notice to the other party. The change of address will be effective upon the other party’s receipt of the notice of the change of address.

17. Amendments; Waivers. Any provision of this Option may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Holder, or in the case of a waiver, by the party against whom the waiver is to be effective. No knowledge, investigation or inquiry, or failure or delay by the Company or the Holder in exercising any right hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

18. Counterparts. This Option may be executed in two or more counterparts, each of which constitutes an original, and all of which taken together constitute one instrument.

19. Assignment by the Company. The Company may not, without the prior written consent of the Holder, sell, transfer (by operation of Law or otherwise, except in connection with a Business Combination in compliance herewith) or assign this Option or any of its rights or obligations hereunder.

20. Severability. If any provision of this Option, or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void, invalid or unenforceable, the remainder of this Option will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such illegal, void, invalid or unenforceable provision of this Option with a legal, valid and enforceable provision that achieves, to the extent possible, the economic, business and other purposes of such illegal, void, invalid or unenforceable provision.

21. Definitions.

21.1 Certain Defined Terms. The following words and phrases have the meanings specified in this Section 21.1:

“Activist Fund” means any Person identified on the most-recently available “SharkWatch 50” list or any publicly-disclosed Affiliate of any such Person.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Aggregate Exercise Price” means an amount equal to the product of (a) the number of Option Shares in respect of which this Option is then being exercised pursuant to Section 2, multiplied by (b) the Exercise Price in effect as of the Exercise Date.

“Articles of Incorporation” means the articles of incorporation of the Company, as amended.

“Board” means the board of directors of the Company.

“Business Combination” means, whether through one transaction or a series of related transactions, any (a) recapitalization of the Company, (b) reclassification of the stock of the Company (other than (i) a change in par value, from par value to no par value, from no par value to par value or (ii) as a result of a stock dividend or subdivision, split up or combination of shares), (c) consolidation or merger of the Company with and into another Person or of another Person with and into the Company (whether or not the Company is the surviving corporation of such consolidation or merger), (d) sale of all or substantially all of the Company’s assets (on a consolidated basis) or capital stock to another Person or (e) other similar transaction, in each case, which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets (including cash) with respect to or in exchange for Common Stock.

“Business Day” means any day ending at 11:59 p.m. (New York City time) other than a Saturday, Sunday or a day on which the banks in the City of New York are authorized by Law to be closed.

“Class A Common Stock” means the Company’s common stock, par value $1.00 per share, that is not designated in the Articles of Incorporation as class B common stock, and any capital stock into which common stock is converted, exchanged or reclassified following the Issue Date.

“Class B Common Stock” means the Company’s common stock designated in the Articles of Incorporation as class B common stock, par value $1.00 per share, and any capital stock into which common stock is converted, exchanged or reclassified following the Issue Date.

“Closing Date” means January 31, 2018.

“Common Stock” means, collectively, the Class A Common Stock and Class B Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934.

“Expiration Date” means the date that is the latest of (a) the fifth anniversary of the Closing Date, (b) the date determined in accordance with the proviso contained in Section 2.2(a) and (c) the date after the Exercise Date on which all Option Shares have been purchased hereunder, except that, in the case of clause (a), if such date is not a Business Day, on the next Business Day.

“Law” means any applicable U.S. or foreign, federal, state, provincial, municipal or local law (including common law), statute, ordinance, rule, regulation, code, policy, directive, standard, license, treaty, judgment, order, injunction, decree or agency requirement of or undertaking to or agreement with any governmental entity.

“Per Share Price” means the greater of (a) the volume weighted average price (rounded to the nearest one-hundredth of one cent) of the Class A Common Stock on the New York Stock Exchange for the 30 trading days immediately preceding the date on which the Holder delivers the applicable Notice of Exercise, as calculated by Bloomberg Financial LP under the function “VWAP” or any successor page or function, and (b) the closing price of the Class A Common Stock on the New York Stock Exchange on the date the Holder delivers the applicable Notice of Exercise.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a governmental entity.

“Proceeding” means any claim, action, arbitration, mediation, audit, hearing, investigation, proceeding, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any governmental entity or arbitrator or mediator.

“Registration Rights Agreement” means the Registration Rights Agreement, dated the Closing Date, by and between the Company and the Holder.

“Series A Investors Rights Agreement” means the Series A Investors Rights Agreement, dated the Closing Date, by and between the Company and the Holder.

“Series A Preferred Stock” means the Series A Preferred Stock of the Company issued on the Closing Date or as a paid-in-kind dividend on the outstanding shares of Series A Preferred Stock in accordance with the terms of the Statement of Designation of Series A Preferred Stock of Meredith Corporation (as such instrument is in effect on the Closing Date).

“Series A Securities Purchase Agreement” means the Series A Securities Purchase Agreement, dated the Closing Date, by and between the Company and the Holder.

“U.S.” means the United States of America.

“Warrant” means the warrant to purchase up to an aggregate of 1,625,000 shares of Class A Common Stock, purchased by the Holder on the Closing Date (and any new or replacement warrants issued pursuant to the terms thereof).

21.2 Terms Defined Elsewhere in this Agreement. For purposes of this Option, the following terms have the meanings set forth in the sections indicated:

Terms	Section
Company	Preamble
Competition Law Filings	Section 10
Competition Laws	Section 10
DOJ	Section 10
DTC	Section 5.2
Excess Condition	Section 2.7(c)
Excess Shares	Section 2.7(c)
Exercise Date	Section 2.2(a)
Exercise Period	Section 1
Exercise Price	Preamble
Forum	Section 13
FTC	Section 10
Holder	Preamble
Issue Date	Preamble
Maximum Aggregate Ownership Amount	Section 2.5(a)
Maximum Aggregate Voting Amount	Section 2.5(a)
Notice of Exercise	Section 2.1(a)(ii)
Option	Preamble
Option Shares	Preamble
Proxy Statement	Section 2.5(d)
Resale	Section 5.2
Rule 144 Holding Period	Section 5.3(b)
Securities Act	Legend
Share Resale	Section 5.3(a)
Shareholder Approval	Section 2.7(d)
Shareholder Meeting	Section 2.7(d)
Shareholder Meeting Deadline	Section 2.7(d)

22. Construction. The parties hereto intend that each representation, warranty, covenant and agreement contained in this Option will have independent significance. The headings are for convenience only and will not be given effect in interpreting this Option. References to sections or exhibits are to the sections and exhibits contained in or attached to this Option, unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Option, refer to this Option as a whole and not to any particular provision of this Option. The words “include,” “includes” and “including” in this Option mean “include/includes/including without limitation.” All references to $, currency, monetary values and dollars set forth herein means U.S. dollars. The use of the masculine, feminine or neuter gender or the singular or plural form of words will not limit any provisions of this Option. References to a Person also include its permitted assigns and successors. Any reference to a statute refers to the statute, any amendments or successor legislation and all rules and regulations promulgated under or implementing the statute, as in effect at the relevant time. Whenever this Option refers to a number of days, such number will refer to calendar days unless Business Days are specified. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day. Any reference herein to any Law or contract will be construed as referring to such Law or contract as amended or modified or, in the case of a Law, codified or reenacted, in each case, in whole or in part, and as in effect from time to time. The parties hereto acknowledge and agree that (a) each party and its counsel has reviewed, or has had the opportunity to review, the terms and provisions of this Option, (b) any rule of construction to the effect that any ambiguities are resolved against the drafting party will not be used to interpret this Option and (c) the provisions of this Option will be construed fairly as to all parties and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Option.

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IN WITNESS WHEREOF, the parties hereto have caused this Option to be duly executed and delivered as of the date first written above.

COMPANY:

Meredith Corporation

By:	/s/ Joseph H. Ceryanec
Name: Joseph H. Ceryanec
Title: Chief Financial Officer

[SIGNATURE PAGE TO OPTION]

HOLDER:

KED MDP Investments, LLC

By:	/s/ Matthew Hewitt
Name: Matthew Hewitt
Title: Vice President

[SIGNATURE PAGE TO OPTION]

EXHIBIT A

Notice of Exercise Form

[•]

Dated: [•]

The undersigned, pursuant to the provisions set forth in the attached Option (the “Option”), hereby irrevocably elects to purchase [•] Option Shares (as such term is defined in the Option) and herewith surrenders Option Shares with a value of $[•], representing the full purchase price for such shares at the exercise price per share provided for in such Option.

[Holder]

By:
Name:
Title:

EXHIBIT B

Option Transfer Form

Dated: [•]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers all of its rights and interest in and to the number of Option Shares (as defined in the attached Option (the “Option”)) set forth below, standing in its name on the books of the Company and represented by the Option, to:

Name of Transferee	Address	No. of Option Shares
[•]	[•]	[•]

The undersigned hereby irrevocably instructs and appoints the Secretary of the Company its agent and attorney-in-fact (the “Agent”) to transfer all of such Option Shares on the books of the Company, to register each such transferee as the registered owner thereof and to take all other necessary and appropriate action to effect such transfer and registration, including the issuance of one or more new or replacement Options. The Agent may substitute and appoint one or more persons to act on his or her behalf.

[Holder]

By:
Name:
Title: